UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 4, 2021

FB FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee	001-37875	62-1216058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
211 Commerce Street, Suite 300
Nashville, Tennessee 37201
(Address of principal executive offices) (Zip Code)

(615) 564-1212
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	FBK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).   Emerging growth company ☒

If  an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

ITEM 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Accounting Officer

On April 29, 2021, FB Financial Corporation (the “Company”) announced the appointment of Keith S. Rainwater as Chief Accounting Officer of the Company and FirstBank (“FirstBank”), its wholly-owned subsidiary.

Mr. Rainwater, age 58, joins the Company after serving over nine years as Principal Accounting Officer at South State Corporation (“SSB”). Prior to his role as Principal Accounting Officer at SSB, Mr. Rainwater served as SSB’s Senior Vice President and Director of Financial Reporting since 2010. He joined SSB in May 2007 as Senior Vice President and Assistant Controller.

With respect to the disclosure required by Item 401(d) of Regulation S-K, there are no family relationships between Mr. Rainwater and any director or executive officer of the Company. There are no relationships or related transactions between Mr. Rainwater and the Company that would be required to be reported pursuant to Item 404(a) of Regulation S-K.

Employment Agreement with Named Executive Officer

On April 28, 2021, the Company entered into an employment agreement with Mr. Wilburn J. Evans, an executive officer of the Company and the President of FirstBank Ventures. The initial term of the agreement expires on April 28, 2024, with automatic renewals for additional one-year periods unless either party gives notice to the other of its intent not to renew the agreement. Mr. Evans’ employment agreement provides that he is entitled to an annual base salary of $260,000 and is entitled to participate in all incentive, savings, retirement, and welfare benefit plans generally made available to our senior executive officers. The initial target value of Mr. Evans’ annual bonus will be $420,000. In addition to the annual bonus, Mr. Evans will be eligible to participate in the mortgage bonus pool, which will be based on the profit generated by FirstBank’s mortgage division and subject to the discretion of the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company. The initial base value of Mr. Evans’ potential long-term incentive plan award will be $100,000, with a maximum payout of 200% of such amount. The annual bonus and long-term incentive awards will be subject to the performance and other vesting conditions as the Compensation Committee establishes.

Mr. Evans’ employment agreement may be terminated by the Company at any time with or without “cause” or by Mr. Evans with or without “good reason” (as such terms are defined therein). If, during the term, the Company terminates Mr. Evans’ employment without cause or if he resigns for good reason, then, in addition to his accrued salary, he will receive (i) an amount in cash equal to two times the sum of his then current base salary plus the greater of his target annual bonus for the fiscal year in which the date of termination occurs or his actual annual bonus for the fiscal year prior to the fiscal year in which the date of termination occurs (the “Severance Payment”), payable in equal monthly installments during the 24-month period following the date of termination (or in a single lump sum if such termination occurs within 12 months following a change in control); (ii) an amount in cash equal to the COBRA cost of continued coverage in the Company’s group health plan for 18 months following his termination of employment (the “COBRA Benefit”); and (iii) unless an award agreement for an equity award granted after the effective date of the employment agreement expressly states otherwise, accelerated vesting of his outstanding equity awards (at maximum performance levels, in the case of any performance awards) (the “Equity Award Vesting Benefit”). If the Company elects not to renew the employment agreement and terminates Mr. Evans’ employment without cause within one year following the expiration of the term, then Mr. Evans will be entitled to receive the Severance Payment, the COBRA Benefit and the Equity Award Vesting Benefit.

If the Company terminates Mr. Evans’ employment due to his disability, then Mr. Evans will be entitled to receive an amount in cash equal to six months of his then current base salary, plus one-half of his target annual bonus for the fiscal year in which the date of termination occurs, payable in a single lump sum.

If Mr. Evans dies, if the Company terminates his employment for cause or if he resigns without good reason, then he will receive only the salary that is accrued through the date of termination.

The severance benefits described above are conditioned upon Mr. Evans executing and not revoking a release of claims and covenant not to sue agreement, as well as his compliance with the restrictive covenants contained in his employment agreement. Mr. Evans’ employment agreement contains confidentiality, non-competition and employee and customer non-solicitation covenants that apply during his employment with the Company and for one year after his termination of employment. The non-competition covenant will not apply if his termination follows a change in control, or if the Company elects not to renew the employment agreement and does not otherwise become required to pay severance in connection therewith.

The employment agreement provides that if any payments or benefits would be subject to the excise tax imposed under Section 4999 of the tax code, then there will be a comparison of the after-tax benefit to Mr. Evans of (i) the total parachute payments after he pays the excise tax and income taxes thereon, to (ii) a cut back of parachute payments to the extent necessary to avoid the imposition of the excise tax, and Mr. Evans will receive whichever amount yields the more favorable result to him.
The foregoing description of Mr. Evans’ employment agreement is qualified in its entirety by the full text of the employment agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2021.

ITEM 7.01.        Regulation FD Disclosure.

On Wednesday, May 5, 2021, members of the management team of FB Financial Corporation (the “Company”) will be presenting at D.A. Davidson’s Annual Financial Institutions Conference (the “D.A. Davidson Conference”). A copy of the slide presentation to be used by the Company at the D.A. Davidson Conference is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The slide presentation is also available on the Company’s website at: https://investors.firstbankonline.com/event.
The information contained in this Item 7.01 and in Exhibit 99.1 furnished herewith shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference into any filings made by the Company pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.    Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

99.1	Presentation by FB Financial Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FB FINANCIAL CORPORATION

By: /s/ Beth W. Sims
Beth W. Sims
General Counsel and Corporate Secretary

Date: May 4, 2021